Exhibit 5.4

October 24, 2005

Williams Scotsman, Inc.	Paul, Weiss, Rifkind, Wharton & Garrison LLP
8211 Town Center Drive	1285 Avenue of the Americas
Baltimore, MD 21236	New York, NY 10019-6064

Re:                               Registration Statement on Form S-4

Ladies and Gentlemen:

As local counsel to Evergreen Mobile Company, a Washington corporation (the “Guarantor”) and a wholly-owned subsidiary of Williams Scotsman, Inc., a Maryland corporation (the “Issuer”), we have been requested to render our opinion in connection with the above-captioned Registration Statement on Form S-4 (the “Registration Statement”) filed on October 24, 2005 by the Issuer, Williams Scotsman International Inc., a Delaware corporation and the owner of all of the outstanding capital stock of the Issuer (“Scotsman”), the Subsidiary Guarantors named in the Registration Statement (together with Scotsman, the “Guarantors”), and the Subordinated Guarantor named in the Registration Statement, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act.  The Registration Statement relates to the registration under the Act of the Issuer’s $350,000,000 aggregate principal amount of 8½% Senior Notes due 2015 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors and the Subordinated Guarantor.  Capitalized terms used and not otherwise defined in this opinion have the respective meanings given to them in the Registration Statement.

The Exchange Notes are to be offered in exchange for the Issuer’s outstanding $350,000,000 aggregate principal amount of 8½% Senior Notes due 2015 (the “Initial Notes”) issued and sold by the Issuer on September 29, 2005 in an offering exempt from registration under the Act.  The Exchange Notes will be issued by the Issuer in accordance with the terms of the Indenture, dated as of September 29, 2005, among the Issuer, the Guarantors, the Subordinated Guarantor and The Bank of New York, as trustee (the “Indenture”).

In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

(i)            The Registration Statement;

(ii)           The Indenture, included as Exhibit 4.7 to the Registration Statement, including as exhibits thereto the forms of Exchange Note and the Guarantor’s Guarantee (the “Guarantee”);

(iii)          The Registration Rights Agreement, included as Exhibit  4.8 to the Registration Statement;

(iv)          Copies of the Articles of Incorporation and Certificate of Incorporation, and Bylaws of the Guarantor, each as amended to date and as certified by the Secretary of the Guarantor by execution of a Certificate of Secretary dated as of October 19, 2005 (the “Governing Documents”);

(v)           Records of the corporate proceedings of the Guarantor relating to the Opinion Documents (as defined below), as certified by the Secretary of the Guarantor by execution of a Certificate of Secretary dated as of October 19, 2005; and

(vi)          Certificates of public officials and such other documents and records as we have deemed necessary or relevant for purposes of the opinions hereinafter expressed, including a Certificate of Existence/Authorization for the Guarantor, issued on October 17, 2005 by the Washington Secretary of State.

Items (i) through (iii) above are collectively called the “Opinion Documents” herein.

In all such examinations, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the legal capacity of all individuals who have executed any of the aforesaid documents.  We have also assumed that there are no oral or written modifications or amendments to the Opinion Documents, and there has been no waiver of any of the provisions thereof by action or conduct of the parties or otherwise.

We have been furnished with and, with your consent, have relied upon, certificates of officers of the Guarantor, and upon the representations and warranties of the Guarantor, as set forth in the Opinion Documents, in each case with respect to certain factual matters, including, but not limited to, that certain Certificate of Secretary dated as of October 19, 2005.

In basing the opinions and other matters set forth herein on the words “known to us,” such words signify that, in the course of our representation as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate.  The words “known to us” are intended to be limited to the knowledge of the lawyers within our firm who have acted as counsel to the Guarantor in connection with the transactions being consummated pursuant to the Opinion Documents.

Based upon the foregoing, and subject to the exceptions and qualifications set forth in this letter, we are of the opinion that:

1.             The Guarantor is duly incorporated and is validly existing under the laws of the State of Washington.

2.             The Guarantor has the requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantee and each of the Opinion Documents to which it is a party.

3.             The Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of the Guarantee and each of the Opinion Documents to which it is a party.

4.             The Guarantor has duly and validly authorized, executed and delivered the Guarantee and each of the Opinion Documents to which it is a party.

5.             The execution, delivery and performance by the Guarantor of each of the Opinion Documents to which it is a party do not violate or result in a breach of or default under (i) the Governing Documents; or (ii) any laws, rules or regulations of the State of Washington known to us to be applicable to the Guarantor, except for any such violation, breach or default which would not, individually or in the aggregate, have a material adverse effect on the Guarantor.  With respect to this paragraph 5, we do not express (and have not been requested to express) any opinion in clause (ii) concerning (A) any securities or blue sky laws, rules and regulations, (B) fraudulent conveyance or transfer laws, corporate laws relating to impairment of capital or surplus, or similar laws, rules or regulations, (C) certificate of title, motor vehicle registration or similar laws, rules or regulations or (D) antifraud or similar laws, rules or regulations relating to disclosure.

We express no opinion herein with respect to (i) the effect or enforceability against the Guarantor of the Opinion Documents or (ii) except for the Opinion Documents to which the Guarantor is a party, any agreement, document, certificate or instrument that may be an exhibit to or referred to in any of the Opinion Documents.

We further advise you that we are opining herein only with respect to the laws of the State of Washington, and we express no opinion with respect to the laws of any other jurisdiction.

The opinions expressed herein are rendered to you as of the date hereof and with respect to such laws in effect as of the date hereof, and we assume no obligation to supplement this opinion in the event of any change in applicable law or in the facts upon which any of the opinions herein are based.  The opinions expressed in this letter are limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.  This opinion is rendered solely for your use and benefit, and may not be relied on by any other person or entity without our express prior written consent.  In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

Very truly yours,

HILLIS CLARK MARTIN & PETERSON, P.S.

By	/s/ George W. Martin, Jr.
George W. Martin, Jr.

cc:         Mr. John B. Ross